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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 1, 2007


                             SEMOTUS SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                         0-21069               36-3574355
(State or other jurisdiction of          (Commission          (I.R.S. Employer
 incorporation or organization)          File Number)        Identification No.)


               718 University Ave., Suite 202 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 399-6120
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              (Registrant's Telephone Number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CRF 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

We have signed an investment agreement dated February 1, 2007, by and among Semotus and an individual investor, Miro Knezevic and Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992, relating to a cash investment of US$200,000 (the "Investment Agreement"). The investment was taken in the form of a promissory note (the "Convertible Promissory Note") which may be converted by the investor at his discretion at any time into restricted common shares of Semotus at a conversion price equal to the lesser of (a) ten cents ($0.10) per share and (b) a fifteen percent (15%) discount from the closing price of our common stock calculated using the average closing price over ten consecutive trading days immediately preceding the date the investor gives us a conversion notice, and with a floor which is not to exceed a total maximum potential issuance of 3,557,060 shares. Additionally, during the time period beginning from February 1, 2007 and ending on the earlier of (a) the date the investor gives us a conversion notice and (b) February 1, 2009, if we issue common stock or securities convertible or exercisable into stock at a price that is less than the conversion price, then, we shall reduce a certain number of the investor's shares from the conversion price to an adjusted price, in proportion to the number of securities we actually issue at the adjusted price.

The unpaid principal shall accrue interest at 10% per annum and all unconverted principal and interest is due and payable on February 1, 2009. We will incur no placement agent fees or expenses for this investment. The issuance of the underlying shares is dependent upon the American Stock Exchange's approval. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. The foregoing description of the Investment Agreement and Convertible Promissory Note is qualified in its entirety by reference to the full text of the Investment Agreement and Convertible Promissory Note, which are attached hereto as Exhibits 2.2 and 4.1, respectively, and are incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

We have issued a promissory note (the "Convertible Promissory Note") which may be converted by the investor into common shares of Semotus at a conversion priceequal to the lesser of (a) ten cents ($0.10) per share, and (b) a fifteen percent (15%) discount from the closing price of our common stock calculated using the average closing price over ten consecutive trading days immediately preceding the date the investor gives us a conversion notice, and with a floor which is not to exceed a total maximum potential issuance of 3,557,060 shares. Additionally, during the time period beginning from February 1, 2007 and ending on the earlier of (a) the date the investor gives us a conversion notice and (b) February 1, 2009, if we issue common stock or securities convertible or exercisable into stock at a price that is less than the conversion price, then, we shall reduce a certain number of the investor's shares from the conversion price to an adjusted price, in proportion to the number of securities we actually issue at the adjusted price. The unpaid principal shall accrue interest at 10% per annum and all unconverted principal and interest is due and payable on November 1, 2008. The issuance of the underlying shares is dependent upon the American Stock Exchange's approval.

As part the investment, we agreed to file a registration statement with the Securities and Exchange Commission to qualify the resale of the 3,557,060 maximum total shares of common stock potentially issuable upon the conversion of the Convertible Promissory Note.

The securities to be issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

The issuance will be made in reliance on Section 4(2) of the Act and will be made without general solicitation or advertising. The purchasers are sophisticated investors with access to all relevant information necessary to evaluate the investment, who represented to us that the securities are being acquired for investment purposes.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.
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(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibits are filed with this report:


Exhibit Number          Description
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2.1                     Investment Agreement dated February 1, 2007 by and among
                        Semotus Solutions, Inc. and Miro Knezevic and Gail L.
                        Knezevic, Co-Trustees, Knezevic Family Trust dated June
                        30, 1992.
4.1                     Convertible Promissory Note dated February 1, 2007.
10.1                    Registration Rights Agreement dated February 1, 2007 by
                        and among Semotus Solutions, Inc. and Miro Knezevic and
                        Gail L. Knezevic, Co-Trustees, Knezevic Family Trust dated June 30, 1992.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  SEMOTUS SOLUTIONS, INC.

     Date: February 6, 2007                       By: /s/ Anthony N. LaPine
                                                      Anthony N. LaPine,
                                                      Chief Executive Officer